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                                                                    EXHIBIT 3.45


                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                        Properties of the Southwest, L.P.

         This Certificate of Limited Partnership of Properties of the Southwest, L.P. (the "Limited Partnership") is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

         1.       The name of the limited partnership is:

                           Properties of the Southwest, L.P.

         2. The address of the registered office of the limited partnership in Delaware is 1013 Centre Road, Wilmington, Delaware 19805. The limited partnership's registered agent, for service of process, at that address is Corporation Service Company.

         3. The name and business address of the general partner is:

        NAME                                             ADDRESS
        ----                                             -------

Properties of the Southwest, Inc.            3860 W. Northwest Hwy., Suite 230
                                             Dallas, TX  75220

         IN WITNESS WHEREOF, the undersigned, being the sole general partner of the partnership, has caused this Certificate of Limited Partnership to be duly executed as of the 24th day of November, 1997.

                              Properties of the Southwest, Inc., General Partner


                              /s/ John F. Chiste
                              ------------------------------------------------
                              John F. Chiste, Treasurer



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                            CERTIFICATE OF AMENDMENT

                                       TO

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                        PROPERTIES OF THE SOUTHWEST, L.P.

         It is hereby certified that:

         FIRST: The name of the limited partnership (hereinafter called the "partnership") is:

                        PROPERTIES OF THE SOUTHWEST, L.P.

         SECOND: Pursuant to provisions of Section 17-202, Title 6, Delaware Code, the Certificate of Limited Partnership is amended as follows:

            The name and business address of the general partner is:

               NAME                                        ADDRESS
               ----                                        -------

Properties of the Southwest One, Inc.             3860 W. Northwest Highway
                                                  Suite 230
                                                  Dallas, Texas  75220

         The undersigned, a general partner of the partnership, executed this Certificate of Amendment on January 20, 1998.

                                    Properties of the Southwest One, Inc. f/k/a
                                    Properties of the Southwest, Inc.
                                    General Partner



                                    /s/ Patrick E. Rondeau
                                    --------------------------------------------
                                    Patrick E. Rondeau, Executive Vice President